United States Securities and Exchange Commission

                             Washington, D.C. 20549

                                    Form SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        SOUTHCOAST FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                 (Name of small business issuer in its charter)

        South Carolina                 6021                   57-1079460
-----------------------------  ----------------------------  -------------------
(State or jurisdiction of      (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

 530 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina 29464 (843) 884-0504
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

 530 Johnnie Dodds Boulevard, Mt. Pleasant, South Carolina 29464 (843) 884-0504
--------------------------------------------------------------------------------
                    (Address of principal place of business)

                                                Copies to:
L. Wayne Pearson                                George S. King, Jr., Esquire
Chairman                                        Haynsworth Sinkler Boyd, P.A.
Southcoast Financial Corporation                1201 Main Street, Suite 2200
530 Johnnie Dodds Boulevard                     Columbia, South Carolina 29201
Mt. Pleasant, South Carolina 29464              (803) 540-7818
(843) 884-0504
(Name, address and telephone number of
agent for service)

                                                Scott H. Richter, Esquire
                                                LeClair Ryan, A Professional
                                                707 East Main Street, 11th Floor
                                                Richmond, Virginia 23219
                                                (804) 343-4079

Approximate date of proposed sale to the public: As soon as possible after effectiveness of this Registration Statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-108480

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

Title of each               Proposed maximum
class of securities         aggregate offering
to be registered            price(1)               Amount of registration fee
----------------            ------------------     -----------------------------

   Common Stock               $1,104,000.00                   $89.31

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

                 EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

         This Registration Statement is being filed with respect to the registration of an additional $1,104,000 aggregate maximum offering price for common stock, no par value, of Southcoast Financial Corporation, a South Carolina corporation, (the "Company"), pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

         The Company hereby incorporates by reference into this Registration Statement on Form SB-2 in its entirety the Registration on Form SB-2 (File No. 333-108480) declared effective on November 5, 2003 by the Securities and Exchange Commission (the "Commission"), including each of the documents filed by the Company with the Commission and incorporated by reference therein and all exhibits thereto.

         The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement on Form SB-2 to be signed on its behalf by the undersigned, in the City of Mt. Pleasant, State of South Carolina, on November 5, 2003.




                              By:   s/L. Wayne Pearson
                                  ----------------------------------------------
                                  L. Wayne Pearson, Chairman and Chief
                                  Executive Officer


                              By:  s/Robert M. Scott
                                   ---------------------------------------------
                                  Robert M. Scott, Executive Vice President
                                   (Principal Financial and Accounting Officer)



     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature                                Title                                       Date

__________________________               Director                                    November __, 2003
William A. Coates

s/Paul D. Hollen, III                    Executive Vice President, Director          November 5, 2003
--------------------------------
Paul D. Hollen, III

s/L. Wayne Pearson                       Chairman, Chief Executive Officer,          November 5, 2003
--------------------------------
L. Wayne Pearson                         Director

s/Robert M. Scott                        Executive Vice President, Director          November 5, 2003
---------------------------------
Robert M. Scott

s/James H. Sexton                        Director                                    November 5, 2003
---------------------------------
James H. Sexton

s/James P. Smith                          Director                                   November 5, 2003
---------------------------------
James P. Smith

                                  EXHIBIT INDEX

Exhibit No. in
Item 601 of
Regulation S-B)            Description
---------------            -----------

5                          Opinion of Haynsworth Sinkler Boyd, P.A.
23.1                       Consent of Haynsworth Sinkler Boyd, P.A. (included
                             in Exhibit 5)
23.2                       Consent of Independent Auditors